07771-0309/148003161.1 (Real Estate Mortgage) PUGET SOUND ENERGY, INC. TO U.S. BANK NATIONAL ASSOCIATION, Trustee Ninety-Ninth Supplemental Indenture Dated as of April 30, 2020 Relating to First Mortgage Bonds Supplemental to Indenture dated as of June 2, 1924, as supplemented and modified (NOT PART OF INDENTURE) Exhibit 4.13

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING THIS NINETY-NINTH SUPPLEMENTAL INDENTURE, made as of the 30th day of April, 2020, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city ofNew York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the "Trustee"), as Trustee under the First Mortgage ( originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage") from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the "Predecessor Company"), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the "Original Mortgage"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part; WITNESSETH: that WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the "Bonds") issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the "First Mortgage"); and WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, NINETY-NINTH SUPPLEMENTAL INDENTURE 0777 I-0309/148003161 . l PAGE I

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the "Revised First Mortgage") and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the "Indenture" and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein: Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/ 148003161. 1 Dated as of February 1, 1961 November 1, 1963 PAGE2

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Forty-Ninth Supplemental Indenture Fiftieth Supplemental Indenture Fifty-First Supplemental Indenture Fifty-Second Supplemental Indenture Fifty-Third Supplemental Indenture Fifty-Fourth Supplemental Indenture Fifty-Fifth Supplemental Indenture Fifty-Sixth Supplemental Indenture Fifty-Seventh Supplemental Indenture Fifty-Eighth Supplemental Indenture Fifty-Ninth Supplemental Indenture Sixtieth Supplemental Indenture Sixty-First Supplemental Indenture Sixty-Second Supplemental Indenture Sixty-Third Supplemental Indenture Sixty-Fourth Supplemental Indenture Sixty-Fifth Supplemental Indenture Sixty-Sixth Supplemental Indenture Sixty-Seventh Supplemental Indenture Sixty-Eighth Supplemental Indenture Sixty-Ninth Supplemental Indenture Seventieth Supplemental Indenture Seventy-First Supplemental Indenture Seventy-Second Supplemental Indenture Seventy-Third Supplemental Indenture Seventy-Fourth Supplemental Indenture Seventy-Fifth Supplemental Indenture Seventy-Sixth Supplemental Indenture Seventy-Seventh Supplemental Indenture Seventy-Eight Supplemental Indenture Seventy-Ninth Supplemental Indenture Eightieth Supplemental Indenture Eighty-First Supplemental Indenture Eighty-Second Supplemental Indenture Eighty-Third Supplemental Indenture Eighty-Fourth Supplemental Indenture Eighty-Fifth Supplemental Indenture Eighty-Sixth Supplemental Indenture Eighty-Seventh Supplemental Indenture NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/14800316 I. I May 1, 1964 January 1, 1966 June 1, 1967 February 1, 1969 July 1, 1970 October 1, 1972 March 1, 1974 November 1, 1974 August 1, 1975 October 1, 1976 July 1, 1978 December 1, 1979 December 1, 1981 July 1, 1984 January 1, 1986 April 1, 1986 April 1, 1986 August 1, 1986 November 1, 1986 September 1, 1987 February 1, 1990 October 1, 1990 May 1, 1991 August 1, 1991 March 1, 1992 October 1, 1992 April 1, 1993 December 1, 1997 March 1, 1999 October 1, 2000 May 1, 2003 April 30, 2004 March 1, 2005 April 27, 2005 April 28, 2006 September 1, 2006 April 27, 2007 April 29, 2008 April 29, 2009 PAGE3

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Eighty-Eighth Supplemental Indenture Eighty-Ninth Supplemental Indenture Ninetieth Supplemental Indenture Ninety-First Supplemental Indenture Ninety-Second Supplemental Indenture Ninety-Third Supplemental Indenture Ninety-Fourth Supplemental Indenture Ninety-Fifth Supplemental Indenture Ninety-Sixth Supplemental Indenture Ninety-Seventh Supplemental Indenture Ninety-Eighth Supplemental Indenture April 28, 2010 April 26, 2011 April 30, 2012 April 30, 2013 May 1, 2013 April 29, 2014 April 29, 2015 April 25, 2016 April 27, 2017 April 27, 2018 April 30, 2019 WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein: Principal Amount of Bonds Three Hundred Million Dollars ($300,000,000) One Hundred Million Dollars ($100,000,000) One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000) Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000) Two Hundred Fifty Million Dollars ($250,000,000) Three Hundred Million Dollars ($300,000,000) NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003161 . l First Mortgage Bonds, Pledged Series A due December 1, 2027 First Mortgage Bonds, Pledged Series B due March 9, 2029 3.90% 2013A Series II Pledged First Mortgage Bonds due March 1, 2031 4.00% 2013B Series II Pledged First Mortgage Bonds due March 1, 2031 5.483% Pledged First Mortgage Bonds due June 1, 2035 6.274% Pledged First Mortgage Bonds due March 15, 2037 PAGE4

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Principal Amount of Bonds Three Hundred Fifty Million Dollars ($350,000,000) Three Hundred Million Dollars ($300,000,000) Two Hundred Fifty Million Dollars ($250,000,000) Forty-Five Million Dollars ($45,000,000) Four Hundred Twenty-Five Million Dollars ($425,000,000) Six Hundred Million Dollars ($600,000,000) Four Hundred Fifty Million Dollars ($450,000,000) 5.757% Pledged First Mortgage Bonds due October 1, 2039 5.638% Pledged First Mortgage Bonds due April 15, 2041 4.434% Pledged First Mortgage Bonds due November 15, 2041 4.70% Pledged First Mortgage Bonds due November 15, 2051 4.30% Pledged First Mortgage Bonds due May 20, 2045 4.223% Pledged First Mortgage Bonds due June 15, 2048 3.250% Series II Pledged First Mortgage Bond due September 15, 2049 which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003161. I PAGES

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and WHEREAS, the Company desires to execute and deliver this Ninety-Ninth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture. NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the • foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003 l 6 l . 1 PAGE6

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof: INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following: All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit: NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003161. l PAGE?

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically Described in Any Prior Supplemental Indenture IN SKAGIT COUNTY, WASHINGTON: Document: Statutory Warranty Deed from John R. Snyder to Puget Sound Energy, a Washington corporation, Skagit County Auditor's File No. 201904120038. Legal Description: That portion of Lot 2, Short Plat No. 94-014, approved August 2, 1994, recorded August 5, 1994 in Volume 11 of Short Plats, page 95, under Auditor's File Number 9408050002, records of Skagit County, Washington; being a portion of the Southwest Quarter Section 17, Township 35 North, Range 5 East, W.M., lying South of the following described line: Commencing at the Southwest corner of said Lot 2; thence North 00°17'44" West along the West line of said Lot 2 a distance of 644.70 feet to the centerline of an existing drainage ditch, also point being the TRUE POINT OF BEGINNING of this line description; thence South 75°39'59" East along the approximate centerline of said ditch a distance of 248.41 feet; thence South 88°16'44" East a distance of 549.67 feet to the East line of said Lot 2 and the TERMINUS of this line description. Situate in the County of Skagit, State of Washington. Tax Parcel No.: 350517-3-003-0006 (P39268) NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/ 148003161.1 PAGE 8

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN THURSTON COUNTY. WASHINGTON: Document: Statutory Warranty Deed from Christopher Brillon to Puget Sound Energy, Inc., a Washington corporation, Thurston County Auditor's File No. 4710121. Legal Description: PARCEL A: THAT PORTION OF THE SOUTH HALF OF SECTION 6 AND OF THE NORTH HALF OF SECTION 7, TOWNSHIP 16 NORTH, RANGE 1 WEST, W.M., DELINEATED AS TRACT 6 ON SURVEY RECORDED JANUARY 18, 1980 UNDER AUDITOR'S FILE NO. 1102080 IN VOLUME 12 OF SURVEYS, PAGE 131. PARCEL B: AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES OVER, UNDER AND ACROSS A 30 FOOT WIDE STRIP OF LAND, THE CENTERLINE OF WHICH IS THE SOUTHERLY AND WESTERLY LINES OF TRACT 3 AND 4 AND THE EASTERLY LINE OF TRACT 6, AS DELINEATED ON SAID SURVEY, IN THURSTON COUNTY, WASHINGTON. Situate in the County of Thurston, State of Washington. Tax Parcel No.: 116-06-311100 NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003161.1 PAGE9

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING ARTICLE ONE MISCELLANEOUS SECTION 1.01 This Ninety-Ninth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein. SECTION 1.02 The Trustee has accepted the amendment of the Indenture effected by this Ninety-Ninth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Ninety-Ninth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company. SECTION 1.03 The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Ninety-Ninth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture. NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003 I 61.1 PAGE IO

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING SECTION 1.04 This Ninety-Ninth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. SECTION 1.05 Although this Ninety-Ninth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 30, 2020, the actual date or dates of execution by the Company are as indicated by the acknowledgments hereto annexed. [The remainder of this page intentionally left blank] NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003 I 61.1 PAGE 11

NINETY-NINTH SUPPLEMENTAL INDENTURE PAGE 12 07771-0309/148003161.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Ninety-Ninth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary, all on April 30, 2020, but as of the day and year first above written. PUGET SOUND ENERGY, INC. By /s/ Matt McArthur Matt McArthur Corporate Treasurer Attest: /s/ Steven Secrist Steven Secrist Senior Vice President and General Counsel

NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003161.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) This record was acknowledged before me on April 29, 2020, by MATT McARTHUR as Corporate Treasurer of PUGET SOUND ENERGY, INC., a Washington corporation. /s/ Garth Brandenburg (Signature of notary public) Legal Messenger/Notary Public (Title of office) My commission expires 12/19/23

NINETY-NINTH SUPPLEMENTAL INDENTURE 07771-0309/148003161.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) This record was acknowledged before me on April 29, 2020, by STEVEN SECRIST as Senior Vice President and General Counsel of PUGET SOUND ENERGY, INC., a Washington corporation. /s/ Garth Brandenburg (Signature of notary public) Legal Messenger/Notary Public (Title of office) My commission expires 12/19/23